Exhibit 23.2

KPMG (Registered)	Telephone	+91 80 6833 5000
Embassy Golf Links Business Park	Fax	+91 80 6833 6999
Pebble Beach, B Block, 1st and 2nd Floor	Internet	www.in.kpmg.com
Off Intermediate Ring Road
Bengaluru 560 071 India

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Infosys Limited:

We consent to the incorporation by reference in this registration statement on Form S-8 of Infosys Limited, of our report dated June 12, 2017 except for Note 2.13, 2.16, 2.17, 2.18 and 2.20, which were as of June 19, 2019, with respect to the consolidated statement of comprehensive income of Infosys Limited and its subsidiaries for the year ended March 31, 2017, and the related consolidated statements of changes in equity and cash flows for the year ended March 31, 2017, which report appears in the March 31, 2019 annual report on Form 20-F of Infosys Limited.

/s/ KPMG

KPMG

Bangalore, India

February 26, 2020

KPMG, an Indian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”) a Swiss entity.